PARTICIPATION AGREEMENT
                              as of April 1, 2003
                                      among
                        Liberty Variable Investment Trust
                         Liberty Funds Distributor, Inc.
                                       and
                     Golden American Life Insurance Company

                                    CONTENTS

Section                Subject Matter
-------                --------------

1.                     Parties and Purpose
2.                     Representations and Warranties
3.                     Purchase and Redemption of Trust Portfolio Shares
4.                     Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.                     Voting
6.                     Sales Material, Information and Trademarks
7.                     Indemnification
8.                     Notices
9.                     Termination
10.                    Miscellaneous

                       SCHEDULES TO THIS AGREEMENT
                       ---------------------------

A.                     The Company
B.                     Accounts of the Company
C.                     Available Portfolios and Classes of Shares of the Trust
D.                     Contracts of the Company
E.                     Rule 12b-1 Plans of the Trust
F.                     Addresses for Notices

1. Parties and Purpose
   -------------------

This agreement (the "Agreement") made and entered into this 1st day of April, 2003, is between certain portfolios, specified in Schedule C, of Liberty Variable Investment Trust, an open-end management investment company organized as a business trust under Massachusetts law (the "Trust"), Liberty Funds Distributor, Inc., a Massachusetts corporation which is the principal underwriter for the Trust (the "Underwriter," and together with the Trust, "we" or "us") and the insurance company identified on Schedule A ("you"), on your own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time ("Account" or "Accounts").

The purpose of this Agreement is to entitle you, on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust ("Portfolios") that are identified on Schedule C, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts ("Contracts") that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

2. REPRESENTATIONS AND WARRANTIES
   ------------------------------

2.1 REPRESENTATIONS AND WARRANTIES BY YOU

You represent and warrant that:

2.1.1 You are an insurance company duly organized and in good standing under the laws of your state of incorporation.

2.1.2 All of your directors, officers, employees, investment advisors, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company. You agree that any amounts received under such bond or coverage in connection with claims that arise from the arrangements described in this Agreement will be held by you for the benefit of the Trust. You agree to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and you agree to notify us in the event that such coverage no longer applies.

2.1.3 Each Account is a duly organized, validly existing segregated asset account under applicable state insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. You will continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.1.4 Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") to serve as a segregated investment account for Contracts, to the extent required by the 1940 Act; or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.5 The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the "1933 Act"), to the extent required by the 1933 Act; or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6 The Contracts: (i) will be sold by broker/dealers, or their registered representatives, who are registered with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and (ii) will be issued in compliance in all material respects with all applicable federal and state laws including without limitation the 1933 Act and the 1940 Act.

2.1.7 The Contracts currently are and will be treated as endowment contracts, annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.


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

2.1.8 The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.

2.1.9 You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

2.1.10 Contracts will not be sold outside of the United States.

2.1.11 With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on 3(c)(1) or Section 3(c)(7) thereof:

     2.1.11.1 the principal underwriter for each such Account and any subaccounts thereof is a registered broker/dealer with the SEC under the 1934 Act and a member in good standing of the NASD; and

     2.1.11.2 with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:

          (a) Vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

          (b) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

2.2 REPRESENTATIONS AND WARRANTIES BY THE TRUST

The Trust represents and warrants that

2.2.1 It is duly organized and in good standing under the laws of the Commonwealth of Massachusetts and the shares of the Portfolios of the Trust are duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and any state securities laws.

2.2.2 All of its trustees, officers, employees and other individuals/entities dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a joint fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement with no deductible and be issued by a reputable fidelity insurance company. The Trust agrees to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and agrees to notify you in the event that such coverage no longer applies.

2.2.3 It is registered as an open-end management investment company under the 1940 Act.

2.2.4 Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.

2.2.5 It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.2.6 It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

2.2.7 It is currently qualified as a "regulated investment company" under Subchapter M of the Code, it will maintain such qualification under Subchapter M (or any successor or similar provision), and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.2.8 The Trust will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply with Regulation 1.817-5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

2.2.9(a)With respect to Class A shares, the Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

     (b)With respect to Class B shares, the Trust has adopted a Rule 12b-1 Plan under which it makes payments to finance distribution expenses. The Trust represents and warrants that it has a Board of Trustees, a majority of whom are not interested persons of the Trust, which has formulated and approved its Rule 12b-1 Plans to finance distribution expenses of the Trust and that any changes to the Trust's Rule 12b-1 Plans will be approved by a similarly constituted Board of Trustees. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.

2.2.10 Each investment adviser or subadviser to any Portfolio of the Trust is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable federal and state securities law and that they shall perform their obligations for the Trust in compliance with the applicable Laws of the Commonwealth of Massachusetts any applicable federal and state securities laws.

2.2.11 The Trust makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of any state.

2.3  REPRESENTATIONS AND WARRANTIES BY THE UNDERWRITER

The Underwriter represents and warrants that:

2.3.1 It is registered as a broker/dealer with the SEC under the 1934 Act, and is a member in good standing of the NASD.

2.4  POTENTIAL CONFLICTS

We received an order from the SEC dated July 1,1988 (file no. 812-7044) ("Order"), which grants exemptions from certain provisions of the 1940 Act and the regulations hereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context. You and we both warrant and agree that both you and we will comply with the Order, including the following conditions that apply to you.

a. The Board of Trustees of the Trust will monitor for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. You acknowledge that a material irreconcilable conflict may (but will not necessarily) arise among Contract owners for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of its policy owners or contract owners.

b. You will report any potential or existing conflicts of which you are aware to us. You will assist us by providing us with all information reasonably necessary for the Board of Trustees to consider any issues raised.

c. If the Board of Trustees determines that a material irreconcilable conflict exists, you will, at your expense, take whatever steps are necessary to remedy or eliminate the irreconcilable conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the affected Portfolio and reinvesting such assets in a different investment medium, which may include another Portfolio, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e. annuity contract owners, life insurance policy owners of one or more insurer) that votes in favor of such segregation or offering to the affected Contract owners the option of making such change; and (b) establishing a new registered management investment company or management separate account.

d. If a material irreconcilable conflict arises because of your decision to disregard voting instructions and that decision represents a minority position or would preclude a majority vote, you will at our election withdraw your Separate Account's investment in the Portfolio. No charge or penalty will be imposed against a Separate Account as a result of a withdrawal due to any material irreconcilable conflict. You will be responsible for seeking remedial action in the event that the Board determines the existence of a material irreconcilable conflict and will bear the cost of such remedial action. For purposes of this condition, a majority of the disinterested members of the Trust shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will any Trust be required to establish a new funding medium for any variable contract. You will not be required by this condition to establish a new funding medium for any variable annuity contract or variable life insurance policy if an offer to do so has been declined by vote of a majority of affected Contract owners.

e. We will notify you promptly in the event that the Board of Trustees determines that a material irreconcilable conflict exists with respect to any Portfolio of the Trust.

3. PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES
   -------------------------------------------------

     3.1 We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, they deem such action to be in the best interests of the shareholders of such Portfolio.

     3.2 We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

     3.3 You shall be the designee for us for receipt of purchase orders and requests for redemption resulting from investment in and payments under the Contracts ("Instructions"). The Business Day on which such Instructions are received in proper form by you by the close of trading will be the date as of which Portfolio shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions, provided you transmit such instructions to us no later than 9:30 a.m. Eastern Time on the next Business Day. Instructions received in proper form by you after the close of trading on any given Business Day shall be treated as if received on the next following Business Day. Instructions we receive from you after 9:30 a.m. Eastern Time shall be processed on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

     3.4 We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern time).

     3.5 You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than 2 p.m. Eastern time on the Business Day when you transmit the purchase order to us. Payment shall be made in federal funds transmitted by wire to the Trust or to its designated custodian.

     3.6 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent) of the request for redemption, in accordance with Section 3.3 above. Payment will be made in federal funds transmitted by wire to you or your agent by 2 p.m. Eastern time on the Business Day when you transmit the redemption order to us. Payment shall not be delayed except in accordance with the 1940 Act, and in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. Payments for the purchase or redemption of shares by you may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     3.7 Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     3.8 We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

4. FEES, EXPENSES, PROSPECTUSES, PROXY MATERIALS AND REPORTS
   ---------------------------------------------------------

     4.1 We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule E, if attached.

     4.2 We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust's shares of the Portfolios.

     4.3 We shall provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

     4.4 At your option, we shall provide you, at our expense, with either, (i) for each Contract owner, one copy of each of the following documents on each occasion that such document is required by law or regulation to be delivered to such Contract owner: the Trust's current prospectus, annual report, semiannual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios ("Designated Portfolio Documents"); or (ii) a camera ready copy of such Designated Portfolio Documents, in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios had been deleted to the extent practicable. In connection with clause
          (ii) of this paragraph, we will pay for proportional printing costs for such Designated Portfolio documents in order to provide one copy for each Contract owner on each occasion that such document is required by law or regulation to be delivered to Contract owners. We shall provide you with a copy of the Trust's current statement of additional information (the "SAI"), including any amendments or supplements, in a form suitable for you to duplicate. We shall bear the expense of duplicating the SAI for distribution to Contract owners. The expenses of furnishing, including mailing, the documents referred to in this paragraph shall be borne by you, except that we shall bear the expenses of furnishing such documents to Contract owners. For each of the documents provided to you in accordance with clause (i) of this paragraph 4.4, we shall provide you, upon your request and at your expense, additional copies. In no event shall we be responsible for the costs of printing or delivery of Designated Portfolio Documents to potential Contract owners.

     4.5 We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. We shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.

5. VOTING
   ------

If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion. You shall be responsible for assuring that each of your Accounts participating in a Portfolio calculates voting privileges in a manner consistent with all other separate accounts investing in the Portfolio.

6. SALES MATERIAL, INFORMATION AND TRADEMARKS
   ------------------------------------------

     6.1 For purposes of this Section 6, "Sales literature or other Promotional material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and prospectuses, statements of additional information, shareholder reports and proxy materials.


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

     6.2 You shall furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales literature or other Promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. You shall furnish, or shall cause to be furnished, to us or our designee each piece of Sales 'literature or other Promotional material in which the Trust or an Adviser is named, at least three (3) Business Days prior to its proposed use. No such material shall be used unless we or our designee approve such material and its proposed use,

     6.3 We shall promptly inform you of the results of any examination by the SEC or other regulatory authority that relates to the Trust or its Shares, and shall provide you with a written report regarding any such examination. You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales literature or other Promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     6.4 We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional materials, except as required by legal process or regulatory authorities or with your written permission,

     6.5 Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the name or mark "Stein Roe" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

7. INDEMNIFICATION
   ---------------

7.1 INDEMNIFICATION BY YOU

7.1.1 You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

      7.1.1.1 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing)(collectively, "Company


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

              Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of us for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

      7.1.1.2 arise out of or result from statements or representations
              (other than statements or representations contained in and accurately derived from Trust Documents as defined below in
              Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or

      7.1.1.3 arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or

      7.1.1.4 arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement;

      7.1.1.5 arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you, as limited by and in accordance with the provisions of Sections 7.1.2 and 7.1.3 hereof; or

      7.1.1.6 arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code.

7.1.2 You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable.

7.1.3 You shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1.4 The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

7.2 INDEMNIFICATION BY THE UNDERWRITER

7.2.1 The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Trust or the Contracts and:

      7.2.1.1 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents" for purposes of this Section
              7) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to us by or on behalf of you for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.2.1.2 arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

7.2.1.3 arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to you by or on behalf of the Trust; or

7.2.1.4 arise out of or result from any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8; or

7.2.1.5 arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.

7.2.2 The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.

7.2.3 The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2.4 You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.

7.3 INDEMNIFICATION BY THE TRUST

7.3.1 The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this
     Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses result from the gross negligence, bad faith or willful misconduct of the Board of Trustees or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

7.3.2 The Trust shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.

7.3.3 The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Trust from any further obligations under this
Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3.4 You and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, the operation of each Account, or the issuance or sale or acquisition of the Trust shares or the operation of the Trust.

8. NOTICES
   -------

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule F below or at such other address as such party may from time to time specify in writing to the other party.

9. TERMINATION
   -----------

9.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days advance written notice delivered to the other parties. This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law.

9.2 This Agreement may be terminated immediately by us upon written notice to you if:

     9.2.1 you notify the Trust or the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or

     9.2.2 either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity.

9.3 This Agreement may be terminated immediately by you upon written notice to us if you shall determine, in your sole judgment exercised in good faith, that either one or both of the Trust or the Underwriter have suffered a material adverse change in their business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity.

9.4 If this Agreement is terminated for any reason, except as required by the Shared Funding Order or pursuant to Section 9.2.1, above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern.

9.5 The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 9.3, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

9.6 You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except:
     (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a illegally Required Redemption"); or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

10. MISCELLANEOUS
    -------------

10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

10.2 This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4 This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.

10.5 The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.6 Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, the Internal Revenue Service, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7 Each party to this Agreement shall treat as confidential all information reasonably identified as confidential in writing by any other party to this Agreement, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or use such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party to this Agreement. Without limiting the foregoing, no party to this Agreement shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

10.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

10.9 Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

    IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement.



         The Company:                 Golden American Life Insurance Company
                                      --------------------------------------

                                      By:/s/ David L. Jacobson
                                         ---------------------
                                      Name:  David L. Jacobson
                                      Title: Vice President


         The Trust:                   Liberty Variable Investment Trust
         Only on behalf of each       ---------------------------------
         Portfolio listed on
         Schedule C hereof.
                                      By:/s/ Vincent Pietropaola
                                         ------------------------
                                      Name:  Vincent Pietropaola
                                      Title: Assistant Secretary


         The Underwriter              Columbia Funds Distributor, Inc.
                                      --------------------------------
                                      By:/s/ Lewis E. Antone, Jr.
                                         ------------------------
                                      Name:  Lewis E. Antone, Jr.
                                      Title: Vice President

                                   SCHEDULE A

                                  THE COMPANY


Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380

Organized as a corporation under Delaware law

                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

----|---------------------------------------|-----------------------------------
1.  |Name:                                  |Golden American Separate Account B
----|---------------------------------------|-----------------------------------
    |Date Established:                      |July 14, 1988
----|---------------------------------------|-----------------------------------
    |SEC Registration Number:               |811-5626
----|---------------------------------------|-----------------------------------

                                   SCHEDULE C

            AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST


Liberty Variable Investment Trust
---------------------------------
Colonial Small Cap Value Fund, Class B

                                   SCHEDULE D

                            Contracts of the Company

-------------------------------------------------------------------------------------------------------------------------

                        CONTRACT 1                     CONTRACT 2                      CONTRACT 3
-------------------------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT        Access One                      DVA Plus                        ESII
NAME
-------------------------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)           Y                               Y                               Y
-------------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION        333-33914                      033-59261                        333-28679
NUMBER
-------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE
FORM NUMBERS
-------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT        Golden American Separate       Golden American Separate         Golden American Separate
NAME/DATE               Account B                      Account B                        Account B
ESTABLISHED
-------------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION        811-5626                       811-5626                         811-5626
NUMBER
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                        CONTRACT 4                      CONTRACT 5                      CONTRACT 6
-------------------------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT        Generations                     Landmark                        Opportunities
NAME
-------------------------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)           Y                              Y                                Y
-------------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION        333-28679                      333-30180                       333-28679
NUMBER
-------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE
FORM NUMBERS
-------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT        Golden American Separate       Golden American Separate        Golden American Separate
NAME/DATE               Account B                      Account B                       Account B
ESTABLISHED
-------------------------------------------------------------------------------------------------------------------------
SEC REGISTRATION        811-5626                       811-5626                        811-5626
NUMBER
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CONTRACT 7             CONTRACT          CONTRACT
--------------------------------------------------------------------------------
CONTRACT/PRODUCT           Premium Plus
NAME
--------------------------------------------------------------------------------
REGISTERED (Y/N)                Y
--------------------------------------------------------------------------------
SEC REGISTRATION            333-28755
NUMBER
--------------------------------------------------------------------------------
REPRESENTATIVE
FORM NUMBERS
--------------------------------------------------------------------------------
SEPARATE ACCOUNT      Golden American Separate
NAME/DATE                    Account B
ESTABLISHED
--------------------------------------------------------------------------------
SEC REGISTRATION             811-5626
NUMBER
--------------------------------------------------------------------------------

                                   SCHEDULE E

                                RULE 12B-1 PLANS

COMPENSATION SCHEDULE
---------------------
Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class BRule 12b-1 Distribution Plan, stated as a percentage per year of Class B's average daily net assets represented by shares of Class B.

Portfolio Name                                      Maximum Annual Payment Rate
--------------                                      ---------------------------
Colonial Small Cap Fund, Variable Series                        0.25%

Agreement Provisions
--------------------

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE F

                             ADDRESSES FOR NOTICES

To the Company:      Golden American Life Insurance Company
                     1475 Dunwoody Drive
                     West Chester, PA 19380
                     Attention: Kimberly J. Smith

To the Trust:        Liberty Variable Investment Trust
                     One Financial Center
                     Boston, Massachusetts
                     Attention: President
                     CC: Legal Counsel

To the Underwriter:  Liberty Funds Distributors, Inc.
                     One Financial Center
                     Boston, Massachusetts
                     Attention: Co-President/CC: Legal Counsel